Exhibit 1.09

LEHMAN BROTHERS HOLDINGS INC.

Opta Exchange-Traded Notes Linked to the S&P Listed Private Equity Index® Net Return (U.S. dollar) Due February 25, 2038

Number R-1	$[ ]
ISIN US52522L7560	CUSIP 52522L756

See Reverse for Certain Definitions

THIS SECURITY (THIS “SECURITY”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on the Maturity Date, or the Early Redemption Date, if applicable, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $50 principal amount of the Securities represented hereby, an amount equal to the Payment at Maturity or the Payment Upon Early Redemption, if applicable. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

Any amount payable hereon on the Maturity Date or on an Early Redemption Date, if applicable, will be paid only upon presentation and surrender of this Security.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

“Standard & Poor’s”, “S&P”, “S&P 500” and “Standard & Poor’s 500” are trademarks of The McGraw-Hill Companies, Inc. and are expected to be licensed for use by Lehman Brothers Inc. and sub-licensed for use by the Company. The Securities, which are linked to the performance of the S&P Listed Private Equity Index® Net Return, are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Securities.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: February 25, 2008

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
Vice President

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A. as Trustee

By:
Authorized Officer

Reverse of Security

This Security is one of a duly authorized series of Securities of the Company designated as Opta Exchange-Traded Notes Linked to the S&P Listed Private Equity Index® Net Return (U.S. dollar) Due February 25, 2038 (herein called the “Securities”). The Company may, without the consent of the holders of the Securities, create and issue additional securities ranking equally with the Securities and otherwise similar in all respects so that such additional securities shall be consolidated and form a single series with the Securities; provided that no additional securities can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

The Payment at Maturity or the Payment Upon Early Redemption, if applicable, shall, at the request of the Trustee, be determined by the Calculation Agent pursuant to the Calculation Agency Agreement. The Trustee shall fully rely on the determination by the Calculation Agent of the Payment at Maturity or the Payment Upon Early Redemption, if applicable, and shall have no duty to make any such determination. The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Payment at Maturity or the Payment Upon Early Redemption, if applicable, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date or applicable Early Redemption Date.

All calculations with respect to the Initial Index Level, the Final Index Level, the Index Factor, the Fee Factor or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the determination of the payment per $50 principal amount Security on the Maturity Date or Early Redemption Date, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

This Security is not subject to any sinking fund.

If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Payment at Maturity calculated as though the date of acceleration were the Maturity Date, and the third Business Day immediately preceding the date of acceleration were the Final Valuation Date. If the maturity of the Securities is accelerated because of an Event of Default, the Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Outstanding Securities (as defined in the Indenture) of each series affected by a proposed supplemental indenture (each series voting as a class), evidenced as provided in the Indenture, to execute such supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Outstanding Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Payment at Maturity or the Payment Upon Early Redemption, if applicable, with respect to this Security.

The Securities are issuable in denominations of $50 and any whole multiples thereof.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered Holder (the “Holder”) hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

No recourse for the payment of the principal of, or premium, if any, on, this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Company intends to treat, and by purchasing this Security, the Holder agrees to treat, for all tax purposes, this Security as a cash-settled financial contract, rather than as a debt instrument.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Payment at Maturity

If the Holder has not required the Company to redeem the Holder’s Securities prior to the Maturity Date, the Holder will receive a cash payment on the Maturity Date, as calculated by the Calculation Agent, equal to, per $50 principal amount Security, the product of (i) $50, (ii) the Index Factor on the Final Valuation Date and (iii) the Fee Factor on the Final Valuation Date; provided, however, that if due to a non-Trading Day or a Market Disruption Event, the Final Valuation Date is postponed so that it falls fewer than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following the Final Valuation Date, as postponed.

Payment Upon Early Redemption

If the Holder requires the Company to redeem the Holder’s Securities, in whole or in part, prior to the Maturity Date, the Holder will receive a cash payment on the Early Redemption Date, as calculated by the Calculation Agent, equal to, per $50 principal amount Security, the product of (i) $50, (ii) the Index Factor on the applicable Valuation Date and (iii) the Fee Factor on the applicable Valuation Date.

In order for a Holder of Securities to require the Company to redeem the Holder’s Securities, in whole or in part, the Holder must (i) present (or the Holder’s Broker/Agent must present in combination with other Securities) at least 50,000 Securities for early redemption at one time and (ii) timely complete the early redemption procedures described in this paragraph:

—

No later than the Business Day prior to the desired Valuation Date specified in a notice of early redemption (in the form attached hereto), the Holder’s Broker/Agent must deliver to the Company via email, and the Company must receive no later than 11:00 a.m., New York City time, on or prior to the Notice Deadline Date, a duly completed notice of early redemption. If the Company receives such notice by the time specified in the preceding sentence, the Company will respond by sending the Holder’s Broker/Agent a form of confirmation of early redemption (in the form attached hereto); and

—

Upon receipt from the Company of the form of confirmation of early redemption, the Holder’s Broker/Agent must deliver the signed confirmation of early redemption to the Company via facsimile in the specified form by 4:00 p.m., New York City time, on or prior to the Notice Deadline Date. The Company or its affiliate must acknowledge receipt of the confirmation of early redemption in order for the Holder’s confirmation to be effective.

If the Holder of the Securities, the Holder’s Broker/Agent and the Company or its affiliate have each timely complied with the procedures discussed in the preceding paragraph, the “Valuation Date” for the early redemption of the Holder’s Securities will be the date specified in such notice of early redemption (provided, however, that if such date is not a Trading Day, the Valuation Date will be the next succeeding Trading Day) and the “Early Redemption Date” will be the third Business Day following the Valuation Date (in each case, subject to postponement and adjustment due to a Market Disruption Event, as described below under “Index Closing Level”).

Definitions

Set forth below are definitions of the terms used in this Security.

“Annual Investor Fee” is equal to 0.75% per annum.

“Broker/Agent” shall mean the Holder’s broker or other person with whom or with which the Holder holds its Securities.

“Business Day” shall mean, notwithstanding any provision in the Indenture, any day that is not a Saturday, a Sunday or a day on which banking institutions generally are authorized or obligated by law or executive order to be closed in New York City.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement, dated as of December 21, 2006 between the Company and the Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

“Calculation Agent” shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Payment at Maturity or the Payment Upon Early Redemption, as applicable, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

“Company” shall have the meaning set forth on the face of this Security.

“Depositary” or “DTC” shall mean The Depository Trust Company.

“Early Redemption Date” shall have the meaning specified under “Payment Upon Early Redemption” above.

“Fee Factor” as calculated by the Calculation Agent, on any Valuation Date, shall equal (i) one minus the Annual Investor Fee, raised to the power of (ii) the Fee Factor Power.

“Fee Factor Power” shall mean the number of days elapsed from the Inception Date to and including the applicable Valuation Date, divided by 365.

“Final Index Level”, as determined by the Calculation Agent, shall mean the Index Closing Level on the Final Valuation Date.

“Final Valuation Date” shall be February 22, 2038 (subject to postponement and adjustment as described under “Index Closing Level”).

“Holder” shall have the meaning set forth on the reverse of this Security.

“Inception Date” shall mean February 20, 2008.

“Indenture” shall have the meaning set forth on the reverse of this Security.

“Index” shall mean the S&P Listed Private Equity Index® Net Return (U.S. dollar), as calculated, published and disseminated by the Index Sponsor, or the Successor Index, as applicable.

“Index Closing Level”, as determined by the Calculation Agent, shall mean, with respect to any Trading Day, the closing level of the Index or the Successor Index, as the case may be, at the regular official weekday close of the principal trading session of the Relevant Exchange or market for the Index or the Successor Index, as the case may be, on such day, or as determined by the Calculation Agent pursuant to the Calculation Agency Agreement as described in the following paragraph or under “Discontinuation of the Index; Alteration of Method of Calculation,” in each case under the circumstances described therein.

If a Market Disruption Event relating to one or more Index Component is in effect on a scheduled Valuation Date, the Calculation Agent will calculate the Index Closing Level for that day in good faith in accordance with the formula for and method of calculating the Index or Successor Index last in effect prior to commencement of the Market Disruption Event, using:

—

for each Index Component that did not suffer a Market Disruption Event on the scheduled Valuation Date, the settlement price on the applicable Relevant Component Exchange of such Index Component on the scheduled Valuation Date, and

—

for each Index Component that did suffer a Market Disruption Event on the scheduled Valuation Date, the price of such Index Component on the Relevant Component Exchange on the next succeeding Trading Day on which no Market Disruption Event occurs or is continuing with respect to such Index Component;

provided, however, that if a Market Disruption Event has occurred or is continuing with respect to such Index Component on each of the eight Trading Days following the scheduled Valuation Date, then (a) with respect to such Index Component, the eighth Trading Day shall be deemed the Valuation Date with respect to such scheduled Valuation Date and (b) the Calculation Agent will determine the price for any Index Component for which a Market Disruption Event has occurred or is continuing on such eighth Trading Day in its sole and absolute discretion, taking into account the latest available quotation for the price of such Index Component and any other information that in good faith it deems relevant.

“Index Component” shall mean each stock then underlying the Index or any Successor Index, as applicable.

“Index Factor” as calculated by the Calculation Agent, on any Valuation Date, shall equal the Index Closing Level on that day divided by the Initial Index Level.

“Index Sponsor” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The Calculation Agent, in its sole discretion, may select a new Index Sponsor as described under “Discontinuation of the Index; Alteration of Method of Calculation.”

“Initial Index Level” shall equal the Index Closing Level on the Inception Date.

“Market Disruption Event” shall mean, with respect to an Index Component, any of the following events, as determined in good faith by the Calculation Agent:

(A) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Component (or such other security) on the primary market for the Index Component (or such other security) at any time during the one-hour period preceding the close of the principal trading session in such market;

(B) a breakdown or failure in the price and trade reporting systems of the primary market for the Index Component (or such other security) as a result of which the reported trading prices for the Index Component (or such other security) during the last one-hour period preceding the close of the principal trading session in such market are materially inaccurate;

(C) the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Index Component (or such other security), if available, at any time during the last one-hour period preceding the close of the principal trading session in the applicable market; or

(D) a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the Calculation Agent in its sole discretion.

For the purpose of determining whether a Market Disruption Event has occurred:

(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

(2) limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80B as determined by the Calculation Agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(3) a suspension of trading in futures or options contracts on the Index Component (or such other security) by the primary securities market trading in such contracts, if available, by reason of:

(A) a price change exceeding limits set by such securities exchange or market,

(B) an imbalance of orders relating to such contracts, or

(C) a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index Component (or such other security); and

(4) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to the Index Component (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“Maturity Date” shall mean February 25, 2038, unless that day is not a Business Day, in which case the amount equal to the Payment at Maturity will be made on the next succeeding Business Day following February 25, 2038; provided, however, that if due to a non-Trading Day or a Market Disruption Event, the Final Valuation Date is postponed so that it falls fewer than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following the Final Valuation Date, as postponed.

“Notice Deadline Date” shall mean, with respect to an early redemption, the Business Day prior to the desired Valuation Date specified in a notice of early redemption.

“NYSE” shall mean The New York Stock Exchange, Inc.

“NYSE Arca” shall mean the NYSE Arca, Inc.

“Place of Payment” shall mean, with respect to the Securities, the place or places where the Payment at Maturity or the Payment Upon Early Redemption, if applicable, is payable.

“Relevant Component Exchange” shall mean, for any Index Component (or any combination thereof then underlying the Index or any Successor Index), the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such Index Component.

“Relevant Exchange” shall mean NYSE Arca or, if the relevant Index is not listed for trading on NYSE Arca on the relevant day for a reason other than a Market Disruption Event, the principal United States securities exchange on which the Index or Successor Index is so listed or, if the relevant Index or Successor Index is not so listed on a United States securities exchange for a reason other than a Market Disruption Event, the over-the-counter market.

“Securities” shall have the meaning set forth on the reverse of this Security.

“Successor Index” shall mean an index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index if the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index.

“Trading Day” shall mean a day, as determined in good faith by the Calculation Agent, on which the exchanges on which each of the Index Components is scheduled to be (or, but for the occurrence of a Market Disruption Event, would be) open for trading during its regular trading session (notwithstanding the closing of any such exchange prior to its scheduled closing time).

“Trustee” shall have the meaning set forth on the reverse of this Security.

“Valuation Date” shall mean, with respect to certain Securities, (i) if a Holder does not require the Company to redeem such Securities prior to maturity, the Final Valuation Date or (ii) if a Holder requires the Company to redeem such Securities prior to maturity, the date set forth under “Payment Upon Early Redemption.”

All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

Calculation Agent

The Calculation Agent will determine, among other things, the Initial Index Level, the Final Index Level, the Index Factor, the Fee Factor, whether an Early Redemption has occurred and the Payment at Maturity or Payment Upon Early Redemption, if any. In addition, the Calculation Agent will determine whether there has been a Market Disruption Event or a discontinuation of the Index, and whether there has been a material change in the method of calculation of the Index. All calculations, determinations or adjustments made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Holders and on the Company. The Company may appoint a different Calculation Agent from time to time after the date of the original issue of the Securities without the Holders’ consent and without notifying Holders.

Settlement

The Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York Office and to the Depositary, on which notice the Trustee and the Depositary may conclusively rely, on or prior to 11:00 a.m. on the Trading Day immediately prior to the Early Redemption Date of this Security or the Maturity Date, as applicable, (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Early Redemption Date of this Security or the Maturity Date), of the amount of cash constituting the Payment Upon Early Redemption to be delivered to the Holder of this Security on the Early Redemption Date or the Payment at Maturity to be delivered to the Holder of this Security on the Maturity Date, as applicable, with respect to each $50.00 principal amount of this Security (or of any such other security, if applicable). Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Trustee and the Depositary, whether or not the Holder of this Security receives the notice.

Discontinuation of the Index; Alteration of Method of Calculation

The Index Sponsor has no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in its sole discretion. If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor

Index”), then any Index Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the NYSE, the American Stock Exchange, the NASDAQ National Market or the relevant exchange or market for the Successor Index on each Valuation Date. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to the Company and the Holders.

If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on a Valuation Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, such Valuation Date or other relevant date, or if the Index Sponsor (or the publisher of any Successor Index) fails to calculate and publish an Index Closing Level (or any Successor Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuation, or failure to calculate or publish an Index Closing Level, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each Index Component most recently composing the Index or Successor Index, as applicable.

As used herein, “closing price” of an Index Component, on any particular day, means the last reported sales price for that Index Component on the Relevant Component Exchange at the scheduled weekday closing time of the regular trading session of the Relevant Component Exchange. If, however, the Index Component is not listed or traded on a bulletin board, then the closing price of the Index Component will be determined using the average execution price per share that an affiliate of the Company pays or receives upon the purchase or sale of the Index Component used to hedge the Company’s obligations under the Securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or an Successor Index is in any other way modified so that the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the Calculation Agent will adjust its calculation of the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

NOTICE OF EARLY REDEMPTION

To: [•]

Subject: Opta Exchange-Traded Notes due February 25, 2038, Notice of Early Redemption, CUSIP No. 52522L756

[BODY OF CORRESPONDENCE]

Name of holder: [ ]

Number of Notes to be redeemed: [ ]

Desired Valuation Date: [•], [ ], 20[ ]

(You may only specify a trading day from February 21, 2008 to February 21, 2038, inclusive, as your desired valuation date).

Contact Name: [ ]

Telephone #: [ ]

Acknowledgement: I acknowledge that the Notes specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the Notes are satisfied. I acknowledge that if the valuation date that I specified above is not a trading day, the applicable valuation date will be the next succeeding trading day.

CONFIRMATION OF EARLY REDEMPTION

<<SAMPLE>>

Dated:

Lehman Brothers Holdings Inc.

Lehman Brothers Inc., as Note calculation agent

Fax: 646-834-0526

Dear Sirs:

The undersigned holder of Lehman Brothers Holdings Inc.’s $250,000,000 Medium-Term Notes, Series I, Opta Exchange-Traded Notes due February 25, 2038, CUSIP No. 52522L756 (the “Notes”) hereby irrevocably elects to exercise, on the early redemption date of                     , with respect to the number of Notes indicated below, as of the date hereof, the right to require Lehman Brothers Holdings Inc. to redeem the Notes, as described in the prospectus relating to the Notes (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The valuation date with respect to such early redemption is scheduled to be                     , the first trading day on or after the date specified by you in the notice of early redemption. The early redemption date is scheduled to be                     , the third business day following the valuation date. Both the valuation date and the early redemption date will be subject to postponement and adjustment as described under “Description of Notes—Valuation Dates” in the prospectus.

The undersigned certifies to you that it will (1) instruct its DTC custodian with respect to the Notes (specified below) to book a delivery vs. payment trade on the valuation date (which may be subject to postponement or adjustment at the discretion of Lehman Brothers Inc.) with respect to the number of Notes specified below at a price per Note equal to the applicable early redemption value, facing Lehman Brothers DTC 074 and (2) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the early redemption date.

Very truly yours,

[NAME OF HOLDER]

Name:

Title:

Telephone:

Fax:

E-mail:

Number of Notes surrendered for early redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must present for early redemption at least 50,000 Notes at one time in order to exercise your right to require us to redeem your Notes on any early redemption date.)

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - ______________ Custodian __________________
(Cust) (Minor)
TEN ENT -	as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN -	as joint tenants with right of	Act
	Survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Name and Address of Assignee, including zip code, must be printed or typewritten.)

the within Security, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

__________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.